CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Form N-1A Registration Statemen, Amendment No. 49, for Firstar Stellar Funds.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Cincinnati, Ohio
March 28, 2000